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                                                                     EXHIBIT 8.1


                        [Letterhead of Latham & Watkins]





                                  July 17, 1998





AMB Property Corporation
505 Montgomery Street
San Francisco, California 94111


    Re: Registration Statement of AMB Property Corporation (File No. 333-58107) Federal Income Tax Consequences

Ladies and Gentlemen:

                  We have acted as tax counsel to AMB Property Corporation, a Maryland corporation (the "Company"), in connection with its sale of up to 4,600,000 shares of Series A Preferred Stock of the Company pursuant to a registration statement on Form S-11 under the Securities Act of 1933, filed with the Securities and Exchange Commission on June 30, 1998 (file number 333-58107), as amended as of the date hereof (including each document incorporated by reference therein, the "Registration Statement").

                  You have requested our opinion concerning certain of the Federal income tax consequences to the Company and the purchasers of the securities described above in connection with the sale described above. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, properties and governing documents of the Company and AMB Property, L.P. (the "Operating Partnership"), and their subsidiaries. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company and the Operating Partnership with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). With respect to matters of Maryland law, we

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AMB Property Corporation
July 17, 1998
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have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, counsel for the Company, dated July 17, 1998.

                  In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the Federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other Federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

                  Based on such facts, assumptions and representations, it is our opinion that the statements in the Registration Statement set forth under the caption "Federal Income Tax Consequences," to the extent that such statements constitute matters of law, summaries of legal matters or legal conclusions, are an accurate summary of the material Federal income tax consequences of the Offering, and we hereby confirm the opinions set forth therein.

                  No opinion is expressed as to any matter not discussed herein.

                  This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement or the Officer's Certificate, may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

                  This opinion is rendered to you, and is for your use in connection with the transactions set forth in the Registration Statement.

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AMB Property Corporation
July 17, 1998
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This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


                                                    Very truly yours,

                                                    /s/ LATHAM & WATKINS